Exhibit 99.1

Immix Biopharma, Inc. Announces Pricing of Initial Public Offering

December 15, 2021

LOS ANGELES, Dec. 15, 2021 (GLOBE NEWSWIRE) — Immix Biopharma, Inc. (Nasdaq: IMMX) (“ImmixBio” or the “Company”), a biopharmaceutical company pioneering Tissue Specific Therapeutics (TSTx)TM targeting oncology and immuno-dysregulated diseases, announced today the pricing of its initial public offering of 4,200,000 shares of its common stock at a public offering price of $5.00 per share, for gross proceeds of $21,000,000 before deducting underwriting discounts, commissions and offering expenses. In addition, ImmixBio has granted the underwriters a 45-day option to purchase up to an additional 630,000 shares of common stock solely to cover over-allotments.

The shares of common stock are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “IMMX” on December 16, 2021. The offering is expected to close on December 20, 2021, subject to satisfaction of customary closing conditions.

The net proceeds from the initial public offering will be used to fund a planned IMX-110 Phase 2a clinical trial in soft tissue sarcoma and IMX-110 + tislelizumab Phase 1b combination trial, for IND-enabling studies for IMX-111 (colorectal cancer) and IMX-120 (inflammatory bowel disease), and for working capital and other general corporate purposes.

ThinkEquity is acting as the sole book-running manager for the offering.

The registration statement on Form S-1 (file No. 333-259591) relating to the shares being sold in this offering has been filed with the U.S. Securities and Exchange Commission and became effective on December 15, 2021. A final prospectus related to the proposed offering will be filed and made available on the SEC’s website at https://www.sec.gov/. The offering is being made only by means of a prospectus. Electronic copies of the final prospectus may be obtained, when available, from ThinkEquity, 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673 and by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ImmixBio

ImmixBioTM is a clinical-stage biopharmaceutical company pioneering a novel class of Tissue-Specific Therapeutics (TSTx)TM targeting oncology and immuno-dysregulated diseases. Our proprietary System Multi-Action RegulaTors SMARxT Tissue-SpecificTM Platform produces drugs that accumulate at intended therapeutic sites at 3-5 times the rate of conventional medicines. Our TME Normalization™ Technology allows our drug candidates to circulate in the bloodstream, exit through tumor blood vessels and simultaneously attack all components of the tumor micro-environment, or TME. We have uncovered fundamental biological systems that link oncology and immuno-dysregulation. In addition to oncology, our pipeline includes Tissue-Specific BiologicTM candidates to treat inflammatory bowel disease, including ulcerative colitis and Crohn’s disease. Learn more at www.immixbio.com.

Forward Looking Statements This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contacts

Immix Biopharma, Inc.

Gabriel Morris

Chief Financial Officer

ir@immixbio.com

+1 (888) 958-1084